Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2023 by and among CURO Group Holdings Corp., a Delaware corporation (the “Company”), the other Obligors (as defined herein) and the holders, or investment advisors for the account of holders of the Existing Notes (as defined below), named in Schedule I hereto (each, a “Holder” and, collectively, the “Holders”) of the Company’s 7.500% Senior Secured Notes due 2028 (the “Existing Notes”), which were issued pursuant to the indenture, dated as of July 30, 2021 (the “Existing Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors” and together with the Company, the “Obligors”) and TMI Trust Company, as trustee (in such capacity, the “Existing Notes Trustee”) and collateral agent (in such capacity, the “Existing Notes Collateral Agent”).

RECITALS

WHEREAS, $1,000,000,000 aggregate principal amount of the Existing Notes are issued and outstanding;

WHEREAS, subject to the terms and conditions and other limitations set forth herein, the Company desires to issue to the Holders in exchange for the Exchanged Notes (as defined herein), new Senior 1.5 Lien Secured Notes due 2028 of the Company (the “New Notes”), which will be issued pursuant to an indenture to be dated the date hereof (the “Closing Date”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Notes Trustee”) and as collateral agent (in such capacity, the “New Notes Collateral Agent”), in the form attached hereto as Exhibit A (the “New Indenture”);

WHEREAS, the New Notes will be secured by a 1.5 priority lien on all of the Collateral (as such term is defined in the Security Documents (as defined herein) listed on Exhibit B, each by and among the grantors thereunder, the Company and the New Notes Collateral Agent) and in accordance with (a) the intercreditor agreement to be dated the Closing Date by and among the Company, the New Notes Collateral Agent, Alter Domus (US) LLC, as the administrative agent and collateral agent under the Credit Facility (as defined below), the Existing Notes Collateral Agent and the Guarantors party thereto, substantially in the form attached hereto as Exhibit C (the “First Priority Intercreditor Agreement”) and (b) the intercreditor agreement to be dated the Closing Date by and among the Company, the New Notes Collateral Agent, the Existing Notes Collateral Agent and the Guarantors party thereto, substantially in the form attached hereto as Exhibit D (the “Junior Intercreditor Agreement”, and together with the First Priority Intercreditor Agreement, the “Intercreditor Agreements”);

WHEREAS, the payment by the Company of all amounts due on or in respect of the New Notes and the performance of the Company under the New Indenture will be initially guaranteed (the “New Guarantees” and, together with the New Notes, the “Securities”) by each of the Guarantors;

WHEREAS, (i) pursuant to Section 10.02 of the Existing Indenture, the Company, the Guarantors and the Existing Notes Trustee may amend or supplement the Existing Indenture with the consent of the Holders (as defined therein) of at least a majority in aggregate principal amount or, in certain circumstances, 66 2/3% in aggregate principal amount of the Existing Notes outstanding and pursuant to Section 13.08(a) of the Existing Indenture, the Existing Notes Collateral Agent may take direction from the Holders of a majority in aggregate principal amount of the Existing Notes, the Existing Notes Trustee or the Company, as applicable, in each case without notice to any other Holder (the “Requisite Consents”); (ii) in connection with the Exchange, the Company, the Guarantors and the Existing Notes Trustee will enter into a third supplemental indenture to the Existing Indenture (the “Supplemental Indenture”), to be dated on or about the date hereof, in order to remove certain covenants and other provisions in the Existing Indenture; and (iii) in connection with the Exchange, the Holders have agreed to consent to the entry into the Supplemental Indenture and the Intercreditor Agreements and the consents of the Holders collectively constitute the Requisite Consents; and

WHEREAS, as a condition to its eligibility to participate in the Exchange, each Holder has agreed to make, or will cause to be made, directly or indirectly, its pro rata portion of the loans under the Credit Facility.

NOW, THEREFORE, subject to the premises and other conditions contained herein, the Obligors and the Holders hereby agree as follows:

Article I:
EXCHANGE AND CONSENT

Section 1.1            Exchange of Exchanged Notes. Subject to the terms and conditions set forth in this Agreement:

(a)            at the Closing (as defined herein), each of the Holders shall assign, transfer and deliver to the Company via deposit and withdrawal at custodian (“DWAC”) requests through the book-entry facilities of The Depository Trust Company (“DTC”), in accordance with Section 2.2(b)(i), all of its right, title and interest in and to the Existing Notes held by such Holders (or certain funds and/or accounts for which the Holders act as investment advisor) as of the Closing Date as set forth on Schedule I hereto (the “Exchanged Notes”), free and clear of any Lien, and the Company shall issue and deliver to each Holder, for each $1,000 principal amount of Exchanged Notes, $1,000 principal amount of New Notes validly issued by the Company, free and clear of any Lien; and

(b)           any accrued and unpaid interest as of the Closing Date on the Exchanged Notes held by each Holder (or certain funds and/or accounts for which such Holder acts as investment advisor) shall be paid by the Company by wire transfer of immediately available funds to each Holder through the facilities of DTC on the first interest payment date under the New Indenture following the Closing Date.

Notwithstanding the foregoing, (x) the aggregate principal amount of New Notes to be issued to any Holder pursuant to this agreement shall not be in an amount less than $2,000 and shall be rounded down to the nearest integral multiple of $1,000 and (y) no interest shall accrue on the Exchanged Notes after the date on which they are exchanged pursuant to this Agreement, except as provided in Section 2.3 below.

Section 1.2            Consent to Supplemental Indenture and Intercreditor Agreements. On or prior to the Closing Date, each of the Holders shall deliver to DTC or its nominee, or cause its DTC participant to deliver, through DTC’s “Demand and Dissent” procedures in accordance with Section 2.2(b)(ii), a consent with respect to all Exchanged Notes beneficially owned by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), to the entry into the Supplemental Indenture and the Intercreditor Agreements.

Section 1.3            Withholding. The Company acknowledges and agrees that it does not intend to deduct or withhold any amounts in respect of taxes with respect to the New Notes deliverable pursuant to the Exchange. The Company shall be entitled to deduct and withhold from the consideration otherwise payable by or deliverable by the Company to any Holder in connection with the transactions contemplated by this Agreement such amounts as it is required to withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable law; provided that (i) the Company shall notify each relevant Holder of any intention to withhold or deduct any amounts with respect to the New Notes deliverable to such Holder at least five Business Days prior to the date of the applicable payment or delivery, which notice shall include a statement of the amounts it intends to withhold or deduct in respect of the applicable payment or delivery and the applicable provision of law requiring such withholding or deduction and (ii) to the extent permitted by applicable law, the parties hereto shall cooperate in good faith to reduce or otherwise eliminate any such withholding or deduction. Any amount properly deducted and withheld and paid over to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Article II:
CLOSING

Section 2.1            Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI below, the closing of the Exchange described in Section 1.1 (the “Closing”) hereof will take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY at 9:00 a.m., Eastern time, on the Closing Date, unless another date, time or place is agreed to in writing by the parties hereto.

Section 2.2            Closing Deliverables.

(a)            Closing Actions and Deliverables of the Obligors. At the Closing, the Obligors shall deliver to the Holders:

(i)            customary closing and security documentation (together with the Intercreditor Agreements, and together with any security documentation set forth on Exhibit H hereto, the “Security Documents”), including: (A) executed copies of each security document listed on Exhibit B together with (x) subject to the Intercreditor Agreements, certificates representing the capital stock pledged pursuant to the Security Documents, accompanied by undated stock powers executed in blank, or satisfactory evidence that such certificates and related stock powers were delivered to the First Lien Agent, (y) proper financing statements, duly prepared for filing under the Uniform Commercial Code of all relevant jurisdictions of incorporation or formation, and (z) completed lien searches, dated on or as of a recent date before the Closing, listing all effective financing statements filed in the relevant jurisdictions of each Obligor’s jurisdiction of incorporation or formation that name any Obligor as debtor, together with copies of such financing statements, and not evidencing any Liens not permitted by the Existing Indenture, New Indenture, the Security Documents and the Intercreditor Agreements; (B) a customary written opinion addressed to the Holders and dated as of the Closing Date of Kirkland & Ellis LLP, counsel for the Company and certain of the Obligors and of local counsel in each jurisdiction in which an Obligor is organized and the laws of which are not covered by the opinion of Kirkland & Ellis, (C) a customary secretary’s certificate in respect of each Obligor, dated as of the Closing Date and (D) such other certificates and documents as the Holders may reasonably request, including the Authentication, Delivery and Cancellation Order attached as Exhibit E hereto;

(ii)           the Supplemental Indenture, duly executed and delivered by the Obligors and the Existing Notes Trustee;

(iii)          the New Indenture, duly executed and delivered by the Obligors and the New Notes Trustee;

(iv)          one or more global certificates representing the New Notes duly issued, executed and delivered by the Company to the New Notes Trustee as custodian of DTC, in the name of Cede & Co., and duly authenticated by the New Notes Trustee; and

(v)           by means of DWAC requests through the book-entry facilities of DTC to such Holder’s custodian (or the custodian of certain funds and/or accounts for which such Holder acts as investment advisor), as set forth on Exhibit E hereto, New Notes representing the aggregate principal amount of New Notes issuable to such Holder as determined pursuant to Section 1.1.

(b)           Closing Actions and Deliverables of the Holders. Each Holder shall:

(c)            at the Closing, effect by means of DWAC requests through the book-entry facilities of DTC, the delivery to the Company (or its trustee or designee), in accordance with the form of order to the Existing Trustee set forth on Exhibit E to this Agreement, of the Exchanged Notes held by such Holder (or the funds and/or accounts for which such Holder acts as investment advisor); and

(d)           On or prior to the Closing Date, (a) deliver (or cause its DTC participant to deliver) to DTC, through DTC’s “Demand and Dissent” procedures, a request for DTC’s consents (the “DTC Consents”), in the form set forth on Exhibit F, with respect to all Exchanged Notes beneficially held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), to the entry into the Supplemental Indenture and the Intercreditor Agreements; provided, that, if DTC instructs that such consent to the entry into the Supplemental Indenture be delivered or made through another procedure, each Holder shall deliver such consent through any such other procedure in accordance with DTC’s instructions; and (b) deliver to the Company executed copies of the DTC Consents.

Section 2.3            Consummation of Closing. Subject to the satisfaction or valid waiver of all of the closing conditions set forth in Article VI hereto and the delivery of the deliverables set forth in Section 2.2 hereto, all acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the Closing Date, provided the Supplemental Indenture shall take effect immediately prior to the Exchange and entry into the Credit Facility upon the receipt by the Company of the DTC Consents. Each of the parties to this Agreement acknowledges and agrees that to the extent any amount of the Exchanged Notes are not exchanged at the Closing due to any mechanical or administrative difficulties (including with respect to any actions to be taken involving DTC or any DTC participant), then the Obligors and the applicable Holder(s) will use their reasonable best efforts to settle the exchange of such Exchanged Notes as promptly as practicable thereafter; provided that in the event of any such delay in the exchange of Exchanged Notes due to any mechanical or administrative difficulties, no interest shall accrue on the Exchanged Notes after the Closing Date.

Section 2.4            No Transfer of Exchanged Notes after the Closing; no Further Ownership Rights in Exchanged Notes. Upon their delivery to the Company at the Closing, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement will cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. Upon their delivery to the Company at the Closing, the Exchanged Notes will be deemed cancelled and no longer outstanding, and the Company shall take all actions that may be required to cause the Exchanged Notes to be cancelled by the Existing Notes Trustee.

Section 2.5            No Joint Liability. The obligation of each Holder under Article II hereto is several and not joint, and no Holder shall have any liability to any Person for the performance or non-performance of any obligation by any other Holder hereunder.

Article III:
REPRESENTATIONS AND WARRANTIES OF OBLIGORS

Each of the Obligors represents and warrants, jointly and severally, to each of the Holders that the following statements are true and correct as of the Closing Date (unless otherwise specified):

Section 3.1            Organization and Good Standing. Each of the Obligors (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or financial condition of the Company and its subsidiaries, taken as a whole or (B) the ability of the Obligors to perform their respective obligations under the Transaction Documents (as defined below) or consummate any of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

Section 3.2            Due Authorization. Each of the Obligors has all requisite power and authority to execute, deliver and perform its respective obligations under the New Notes, the New Guarantees, the New Indenture, the Security Documents, the Supplemental Indenture and this Agreement (collectively, the “Transaction Documents”). This Agreement has been duly and validly authorized, executed and delivered by each of the Obligors. Assuming the due authorization, execution and delivery of the Holders, this Agreement constitutes a valid and legally binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

Section 3.3            No Conflicts. Neither the execution, delivery or performance by any Obligor of the Transaction Documents to which it is a party nor the consummation of any of the transactions contemplated thereby will (with or without notice or the passage of time or otherwise) conflict with, violate, constitute a breach of or a default, require any consent (other than the Requisite Consents in relation to the Existing Indenture to be obtained pursuant to this Agreement) or approval under, result in termination or give to others any right of termination, amendment, acceleration or cancellation or result in the imposition of a Lien on any assets of any of the Company or any of its subsidiaries (except for Liens pursuant to the Security Documents or any Liens in favor of the agent for the lenders under the Credit Agreement and subject to the Intercreditor Agreements) under or pursuant to: (i) the certificate of incorporation, by-laws or other organizational or governing documents (the “Charter Documents”) of the Obligors; (ii) any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other contract, agreement, arrangement, understanding or instrument to which any Obligor is a party or by which any of them or their respective properties or assets is bound; or (iii) any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of the Obligors or any of their respective properties or assets, except (other than in the case of clause (i) or (iii)) as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.4            No Filings. The execution, delivery or performance of the Transaction Documents or the consummation of the transactions contemplated thereby (including, for the avoidance of doubt, the Exchange) do not and will not require any consent, approval, authorization, order, filing or registration of or with, or notice to any Governmental Authority or third party, except (i) such that have been obtained or made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the Exchange and (iii) those contemplated by the Security Documents and the Requisite Consent for the Supplemental Indenture to be delivered pursuant to Section 1.2 hereto.

Section 3.5            New Indenture; New Notes; New Guarantees. The New Indenture has been duly and validly authorized by the Company and each of the Guarantors and, as of the Closing, will have been duly executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery of the New Indenture by the New Notes Trustee, will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions. The New Notes have been duly and validly authorized by the Company and, as of the Closing, will have been duly executed by the Company and, when delivered in exchange for Existing Notes pursuant to the Exchange and executed and authenticated in accordance with the New Indenture by the New Notes Trustee, will be duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the New Indenture. The New Guarantees contained in the New Indenture have been duly and validly authorized by each of the Guarantors and, assuming the due authorization, execution and delivery of the New Indenture by the New Notes Trustee, when the New Notes are executed by the Company, authenticated by the New Notes Trustee and delivered in exchange for the Existing Notes pursuant to the Exchange, the New Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture.

Section 3.6            Supplemental Indenture. The supplemental indenture to the Existing Indenture giving effect to proposed amendments to the Existing Indenture, in the form attached hereto as Exhibit G (the “Supplemental Indenture”), has been duly and validly authorized, executed and delivered by each Obligor and, assuming the due authorization, execution and delivery of the Supplemental Indenture by the Existing Notes Trustee, will constitute a valid and legally binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.7            Security Documents. Each of the Security Documents has been duly and validly authorized, executed and delivered by the Obligors party thereto and, assuming the due authorization, execution and delivery of each Security Documents by each other non-Obligor party thereto, will constitute a valid and legally binding obligation of each of such Obligors, enforceable against each of such Obligors in accordance with its terms, subject to the Enforceability Exceptions. The provisions of the Security Agreement (as such term is defined in the New Indenture, the “Security Agreement”) create legal and valid Liens on all the Collateral (as defined in the Security Agreement) in favor of the New Notes Collateral Agent, for the benefit of the Notes Secured Parties (as defined in the New Indenture), and so long as such filings and other actions required to be taken hereby, by the New Indenture or by the applicable Security Documents, have been taken, such Liens constitute perfected and continuing Liens on the Collateral (to the extent that a Lien thereon can be perfected by the foregoing actions), securing the Secured Obligations (as defined in the Security Agreement), enforceable against each Obligor party thereto subject to Permitted Liens (as defined in the New Indenture), except as may be limited by the effect of rules of law governing the availability of equitable remedies and subject to the Enforceability Exceptions.

Section 3.8            Arm’s Length. Each Obligor acknowledges and agrees that (i) each of the Holders is acting solely in the capacity of an arm’s length contractual counterparty to such Obligor with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, such Obligor or any of its subsidiaries and (ii) no Holder is advising any Obligor or any of such Obligor’s subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 3.9            Investment Company Act. The Obligors have been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Exchange, each of the Obligors is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Obligors will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

Section 3.10          General Solicitation. None of the Obligors, nor any of their Affiliates or any Person acting on their behalf, has offered or will offer New Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), or has taken or will take any action that would constitute a distribution of a New Note under the Securities Act, would render the issuance or disposition of a New Note a violation of Section 5 of the Securities Act or any state or other securities law or would require registration pursuant thereto.

Section 3.11          No Integration. None of the Obligors or their Affiliates or any Person acting on its or their behalf, directly or indirectly has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the issuance of the New Notes and require the issuance of the New Notes to be registered under the Securities Act.

Section 3.12          No Registration. Assuming the accuracy of the representations and warranties of each Holder contained in Article IV hereof, the offer, issue, and delivery of the New Notes in exchange for Exchanged Notes pursuant to the Exchange are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws; and it is not necessary to qualify the New Indenture under the Trust Indenture Act of 1939, as amended. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the New Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

Section 3.13          No Sanctions. None of the Obligors or any of its subsidiaries or any of its respective directors, officers, or employees is currently the target of any international economic or financial sanctions or trade embargoes administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or the Government of Canada (“Sanctions”). None of the Obligors or any of its subsidiaries (i) is located, organized or resident in any country or territory subject to country- or territory-wide Sanctions (a “Designated Jurisdiction”) in violation of Sanctions, or (ii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in each case in violation of Sanctions.

Section 3.14          No Corruption. None of the Obligors or any of its subsidiaries, nor any of its respective directors, officers or employees, directly or indirectly, has (i) violated within the last five (5) years or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or (ii) within the last five (5) years, made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other improper payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other Person who is connected or associated personally with any of the foregoing that is prohibited under any law for the purpose of influencing any act or decision of such payee in his or her official capacity, inducing such payee to do or omit to do any act in violation of his or her lawful duty, securing any improper advantage or inducing such payee to use his or her influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in this clause (ii) in violation of applicable anticorruption laws.

Section 3.15          SEC Filings. As of the date it was filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed or furnished prior to the date hereof), the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC by the Company on March 10, 2023 did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.16          Information Provided to Holders. All written information (other than financial projections and other forward-looking information, third-party data and information of a general economic or industry-specific nature) concerning the Obligors and the transactions contemplated hereby prepared by or on behalf of the Obligors or their representatives and made available to any Holder or its representatives in connection with the transactions contemplated hereby (the “Information”), when taken as a whole together with the Company’s SEC filings and other publicly available information, was true and correct in all material respects, as of the date such Information was furnished to such Holder and did not, taken as a whole together with the Company’s SEC filings and other publicly available information, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole together with the Company’s SEC filings and other publicly available information, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto); provided that, with respect to any financial projections and other forward-looking information, the Obligors represent and warrant only that such financial projections and other forward-looking information was prepared in good faith based upon assumptions believed to be reasonable at the time, and with respect to any third-party data, the Obligors represent and warrant only that such third-party data was provided in good faith.

Section 3.17          Solvency. After giving effect to the transactions to be effected at the Closing (including consummation of the Credit Facility), the Obligors, taken as a whole, will be Solvent. As used in this section, the term “Solvent” means, with respect to the Obligors on a consolidated basis, that as of the date of determination, both (i) (a) the sum of the Obligors’ debt (including contingent liabilities) does not exceed the present fair saleable value of the Obligors’ present assets; (b) the Obligors’ capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) each of the Obligors has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) each Obligor is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 3.18          No Alternative Transaction. No Obligor is a party to any material contract, agreement, commitment, understanding or other obligation (written or oral) with any other person with respect to the Exchange Offer, the purchase, sale, acquisition, repurchase, exchange or other disposition of any Existing Notes other than with respect to this Agreement and the transactions contemplated hereby.

Section 3.19          No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of the Obligors nor any Affiliate or representative of any Obligor has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Obligors, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and the Obligors hereby severally disclaim any reliance on any representation or warranty of any Holder or any Affiliate or representative thereof except for the representations and expressly set forth in Article IV.

Article IV:
REPRESENTATIONS AND WARRANTIES OF HOLDERS

Each Holder represents and warrants, severally but not jointly, to the Obligors, that the following statements are true and correct as of the Closing Date (unless otherwise specified):

Section 4.1            Organization and Good Standing. Such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

Section 4.2            Due Authorization. Such Holder has all requisite power and authority (corporate, limited liability company and other) to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Holder and, assuming the due authorization, execution and delivery of the Obligors, will constitute a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 4.3            No Conflicts. Neither the execution, delivery or performance by such Holder of this Agreement nor the consummation of any of the transactions contemplated thereby will (with or without notice or the passage of time or otherwise) conflict with, violate, constitute a breach of or a default, or require any consent or approval, under or pursuant to: (i) the certificate of incorporation, by-laws or other organizational or governing documents of such Holder; (ii) any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which such Holder is a party or by which the Holder is bound; or (iii) any Applicable Law of any Governmental Authority applicable to such Holder, except (other than in the case of clause (i) or (iii)) as would not, individually or in the aggregate, have a material adverse effect on the ability of such Holder to perform its obligations under this Agreement.

Section 4.4            Ownership. Such Holder is the sole beneficial owner and/or the investment advisor, authorized representative or manager for the sole beneficial owner of Exchanged Notes in the principal amount set forth beside its name on Schedule I hereto, having the power to vote and dispose of such Exchanged Notes on behalf of such beneficial owners. There are no outstanding agreements, arrangements or understandings under which such Holder, its nominee or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor may be obligated to transfer any of the Exchanged Notes, other than this Agreement. Such Holder beneficially owns (or is acting in its capacity as investment advisor, authorized representative or manager with authority to bind the beneficial owner of) such Exchanged Notes, or beneficially owns the custodial account through which the Exchanged Notes are held, free and clear of any Liens, charges, participations and similar restrictions and any other restrictions that could adversely affect the ability of such Holder to perform its obligations hereunder.

Section 4.5            Transfers. Such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, if applicable) has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer (except for Liens in favor of a broker dealer over property in an account with such dealer generally in which a Lien is released upon transfer), in whole or in part, any portion of its right, title or interests in such Holder’s Exchanged Notes, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 4.4 hereof or that would render such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, if applicable) otherwise unable to comply with its obligations under this Agreement.

Section 4.6            No Liens. The Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) are not subject to any Lien, except for Liens in favor of a broker dealer over property in an account with such dealer generally in which a Lien is released upon transfer. The execution and delivery of, and the performance by such Holder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be). Upon the consummation of the Exchange, the Company will acquire the Exchanged Notes exchanged by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) free and clear of any Lien.

Section 4.7            Investment Experience. Such Holder acknowledges for the benefit of the Obligors that it has such knowledge and experience in financial and business affairs that such Holder is capable of evaluating the merits and risks of an investment in the New Notes. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) is an “accredited investor,” within the meaning of Rule 501 under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will acquire the New Notes for its own account (or for the account of certain funds and/or accounts for which such Holder acts as investment advisor), for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor, as applicable) acknowledges for the benefit of the Obligors that it understands that the New Notes are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Obligors are relying upon the truth and accuracy of, and each Holder’s compliance (and the compliance of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) with, the representations, warranties, agreements, acknowledgments and understandings of such Holder (on its own behalf and on behalf of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) to acquire the New Notes. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges for the benefit of the Obligors that, in making its decision to invest in the New Notes hereunder, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by such Holder to be appropriate, such Holder’s representatives, including such Holder’s own professional, tax and other advisors. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges for the benefit of the Obligors that the Holder and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the New Notes. Such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges for the benefit of the Obligors that it has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for such Holder to evaluate the financial risks inherent in an investment in the New Notes and has had sufficient time to evaluate the Exchange. Such Holder acknowledges for the benefit of the Obligors that it understands that its investment in the New Notes involves a high degree of risk and that no governmental agency or body having jurisdiction over each Holder or any of its subsidiaries or any of their properties and assets has passed on or made any recommendation or endorsement of the New Notes.

Section 4.8            Securities Law Matters. Each Holder has been advised by the Company and acknowledges that: (i) the offer and sale of the Securities has not been registered under the Securities Act; (ii) the offer and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act; (iii) there is currently no established market for the Securities; and (iv) the Holder is acquiring the Securities for investment purposes, not for the purpose of further distribution. Each Holder is familiar with Rule 144 promulgated by the SEC under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will only sell or otherwise transfer the New Notes in accordance with applicable securities laws.

Section 4.9            No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of the Holders nor any Affiliate or representative of any Holder has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Holders, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and the Holders hereby severally disclaim any reliance on any representation or warranty of any Obligor or any Affiliate or representative thereof except for the representations and expressly set forth in Article III.

Article V:
CERTAIN COVENANTS

Section 5.1            Consent to Supplemental Indenture. As of the Closing Date, each Holder hereby:

(a)            confirms that such Holder has delivered (or caused its DTC participant to deliver) to DTC, through DTC’s “Demand and Dissent” procedures, requests for DTC Consents with respect to all Exchanged Notes beneficially owned by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), to the entry into the Supplemental Indenture; and

(b)            acknowledges that the DTC Consents with respect to the Exchanged Notes beneficially owned by such Holder delivered to DTC remain valid and in effect and such DTC Consents are hereby ratified and confirmed in all respects giving effect to this Agreement, including with respect to any changes pursuant to this Agreement to such consents and the form of supplemental indenture attached thereto at the time of delivery to DTC.

Section 5.2            Press Release. The Company and each Holder agree that the Company shall issue a press release and a Form 8-K announcing the closing of the transactions contemplated by this Agreement and the other Transaction Documents on the Closing Date and otherwise containing all material non-public information previously disclosed to any Holder and otherwise complying with the Confidentiality Agreements, in form and substance reasonably acceptable to the Company and the Holders.

Section 5.3            Tax Treatment.

(a)            The parties currently expect that the exchange of Existing Notes for New Notes pursuant to the Exchange shall not be treated as a “significant modification” under Treasury Regulation Section 1.1001-3(e), and the parties shall file all applicable tax returns in a manner consistent with such expectation, unless otherwise required by applicable law. In the event and to the extent the Exchange constitutes a “significant modification” under Treasury Regulation Section 1.1001-3(e), the Company intends to treat the Exchange as a reorganization pursuant to Section 368 of the Code.

(b)            The parties agree to treat the New Notes as debt of the Company for U.S. federal income tax purposes and as a class of interest in the Company solely as a creditor for purposes of Sections 897 and 1445 of the Code and the Treasury Regulations thereunder. The Company shall file all applicable tax returns in a manner consistent with such treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.4            Expenses. The Company shall satisfy the requirements set forth in Section 9.2 hereto on or before the date specified for such requirement.

Section 5.5            Information. So long as the New Notes constitute a “restricted security” within the meaning of Rule 144 under the Securities Act, the Company shall, during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any Holder (or transferee of any Holder) in connection with any sale thereof and any prospective purchaser of a New Note from such Holder or such Holder’s transferee the information specified in Rule 144A (d)(4) under the Securities Act.

Section 5.6            Post-Closing Obligations. Each Obligor shall, and shall cause its respective subsidiaries to complete all undertakings set forth on Exhibit H attached hereto in the time periods specified therein or such later time as the comparable undertakings shall be completed with respect to the Credit Facility.

Article VI:
CLOSING CONDITIONS

Section 6.1            The obligation of each party to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at the Closing of the following conditions:

(a)            no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby and by the other Transaction Documents, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby; and

(b)            there shall be no pending litigation, action, proceeding, investigation or labor controversy that purports to affect the legality, validity or enforceability of this Agreement or any of the Transaction Documents.

Section 6.2            The obligations of each Holder to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at the Closing of the following conditions:

(a)            the applicable Obligors shall have delivered, in accordance with Section 2.2(a), each of the items required to be delivered by them;

(b)            all conditions to the closing of the Credit Facility shall be satisfied or waived in accordance with the terms of the Credit Agreement and the Credit Facility shall be consummated substantially concurrently with the Exchange following the effectiveness of the Supplemental Indenture;

(c)            the representations and warranties in Article III shall be true and correct as of the Closing Date, except in the case of any representation or warranty which expressly relates to a given date or period, in which case such representation or warranty shall be true and correct as of the respective date or respective period, as the case may be;

(d)            the Company shall have paid in full the fees and expenses payable pursuant to Section 9.2;

(e)            each Obligor shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement, except for the covenants set forth in Section 2.2(a) hereof which each Obligor shall have performed and complied with in all respects; and

Section 6.3            The obligations of the Obligors to effect the transactions contemplated by this Agreement and the other Transaction Documents is subject to the satisfaction at the Closing of the following conditions:

(a)            the representations and warranties in Article IV shall be true and correct as of the Closing Date, except in the case of any representation or warranty which expressly relates to a given date or period, in which case such representation or warranty shall be true and correct as of the respective date or respective period, as the case may be;

(b)            each of the Holders shall have delivered, in accordance with Section 2.2(b), each of the items required to be delivered by them; and

(c)            each Holder shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement, except for the covenants set forth in Section 2.2(b) and Section 5.1 hereof, which each Holder shall have performed and complied with in all respects.

Article VII:
SURVIVAL

Section 7.1            Survival. The provisions of Section 5.3, Section 5.4, Section 5.5, Section 5.6, Article VIII and Article IX hereof shall survive the Closing of the transactions contemplated hereby. The representations and warranties of the parties contained in this Agreement shall not survive the Closing.

Article VIII:
INDEMNIFICATION

Section 8.1            Indemnification. The Obligors agree to indemnify each of the Holders and their affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other Persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any Person in connection with the consummation of, the transactions contemplated by this Agreement and the other Transaction Documents.

Section 8.2            Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person (other than the Company and its Affiliates or any other Holder or its Affiliates) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control; provided, that such disclosure would not affect any privilege relating to the Indemnified Party or result in a violation of law or any confidentiality obligation; provided, further, that such requesting party shall, if reasonably requested by the Indemnified Party, enter into a reasonably and customary confidentiality agreement relating to such request. Such cooperation of the Indemnified Party shall be at the reasonable cost of the Company, including the reasonable and documented fees and disbursements of counsel to assist the Indemnified Party in connection with such cooperation. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such counsel (in addition to any necessary local counsel) and other reasonable expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) the Company shall not be liable for any settlement entered into by an Indemnified Party without the consent of the Company.

If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any applicable losses and expenses in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Indemnified Persons, on the other hand or, if such allocation is not sufficient, permitted by applicable law or available, in such proportion as to reflect not only such relative benefits but also the relative fault of each of the Company and the Indemnified Persons.

Section 8.3            Limitation on Indemnity. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, from a willful and material breach of a Holder of its obligations under this Agreement or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article VIII prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Article IX:
MISCELLANEOUS

Section 9.1            Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 9.2            Expenses. The Company shall reimburse the Holders for all their reasonable and documented fees and out-of-pocket external expenses incurred in connection with the Exchange (including the documented fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to the Holders, and Houlihan Lockey, financial advisor to the Holders) promptly and, to the extent such documented fees and out-of-pocket external expenses have been invoiced to the Company at least one Business Day prior to Closing, on the Closing Date.

Section 9.3            Governing Law; Jurisdiction. This Agreement will in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. All actions or proceedings arising out of or relating to this Agreement will be heard and determined exclusively in any federal court of the United States of America sitting in the City of New York, Borough of Manhattan; provided, that if such federal court does not have jurisdiction over such action or proceeding, such action or proceeding will be heard and determined exclusively in any state court sitting in the City of New York, Borough of Manhattan. Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in City of New York, Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 9.4            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.5            Headings. Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of, or affect the interpretation of, this Agreement.

Section 9.6            Certain Definitions. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(a)            “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, that the Obligors, Affiliates of the Obligors, any portfolio company of the Holders or any Affiliates of any portfolio company of the Holders (which entities are not otherwise Affiliates of the Holders and would only be deemed Affiliates pursuant to their relationship with one or more portfolio companies of the Holders) shall not be deemed an Affiliate of any Holder.

(b)            “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(c)            “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(d)            “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e)            “Credit Facility” means the first lien term loan facility provided under the Credit Agreement (the “Credit Agreement”), to be dated on or about the date hereof, among the Company, as borrower, the Guarantors and Alter Domus (US) LLC, and the lenders and other parties party thereto, as amended and supplemented from time to time.

(f)            “Exchange” means the exchange of Existing Notes for New Notes as described in Section 1.1 of this Agreement in accordance with the terms hereof.

(g)            “First Lien Agent” means the agent under the Credit Facility.

(h)            “Confidentiality Agreements” mean each confidentiality agreement between the Company and certain of the Holders, as amended and supplemented to date.

(i)             “Lien” means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever.

(j)             “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

(k)            “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Section 9.7            Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

Section 9.8            Assignment; Binding Effect. No Holder shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, and none of the Obligors shall convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.9            Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 9.10          Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11          Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

Section 9.12          Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 9.13          No Admissions and Reservation of Rights. Nothing herein shall be deemed an admission of any kind. The parties acknowledge and agree that this Agreement and all negotiations thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any rights, remedies and interests of the parties. Without limiting the foregoing sentence in any way, if the Exchange is not consummated, or if this Agreement is terminated for any reason, each of the parties fully reserves any and all of its rights, remedies and interests.

Section 9.14          Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Company:

CURO Group Holdings Corp.

3527 North Ridge Road

Wichita, Kansas 67205

Attention: [***]

with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York

Attention:       [***].

Facsimile:      [***]

Email:            [***]

if to the Holders:

As set forth on each Holder’s signature page hereto.

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:       [***]

Email:             [***]

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

ISSUER:

CURO GROUP HOLDINGS CORP.

By:	/s/ Douglas D. Clark
Name:	Douglas D. Clark
Title:	Chief Executive Officer

GUARANTORS:

CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.
CURO MANAGEMENT LLC
FIRST HERITAGE CREDIT, LLC
FIRST HERITAGE CREDIT OF ALABAMA, LLC
FIRST HERITAGE CREDIT OF LOUISIANA, LLC
FIRST HERITAGE CREDIT OF MISSISSIPPI, LLC
FIRST HERITAGE CREDIT OF SOUTH CAROLINA, LLC
FIRST HERITAGE CREDIT OF TENNESSEE, LLC
SOUTHERNCO, INC.

By:	/s/ Douglas D. Clark
Name:	Douglas D. Clark
Title:	President

ATTAIN FINANCE, LLC
AD ASTRA RECOVERY SERVICES, INC.
CURO VENTURES, LLC
CURO COLLATERAL SUB, LLC
CURO CREDIT, LLC
HEIGHTS FINANCING HOLDING CO.
SOUTHERN FINANCE OF SOUTH CAROLINA, INC.
SOUTHERN FINANCE OF TENNESSEE, INC.
COVINGTON CREDIT OF ALABAMA, INC.
QUICK CREDIT CORPORATION
COVINGTON CREDIT, INC.
COVINGTON CREDIT OF GEORGIA, INC.

[Signature Page to Exchange Agreement]

COVINGTON CREDIT OF TEXAS, INC.
HEIGHTS FINANCE CORPORATION
HEIGHTS FINANCE CORPORATION

By:	/s/ Gary L. Fulk
Name:	Gary L. Fulk
Title:	President

[Signature Page to Exchange Agreement]

NAME OF HOLDER:

[HOLDER],
on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

By:	/s/ Holder Representative
Name:
Title:

Address:

Email:

[Signature Page to Exchange Agreement]